Central Valley Community Bancorp Reports Earnings Results for the Six Months and Quarter Ended June 30, 2010

FRESNO, CA -- (Marketwire - July 22, 2010) - The Board of Directors of Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $1,796,000, and diluted earnings per common share of $0.17 for the six months ended June 30, 2010, compared to $1,723,000 and $0.20 per diluted common share for the six months ended June 30, 2009. The decrease in earnings per share resulted from the increase in the number of the Company's outstanding shares since June 30, 2009.

During the first half of 2010, The Company experienced decreases in credit related charges, net interest income and non-interest income, an other-than-temporary impairment (OTTI) charge of $700,000 related to our investment portfolio, and an increase in non-interest expenses. During the first half of 2010, the Company's total assets decreased 1.24% and total liabilities decreased 2.03% while shareholder equity increased 4.63%. During the second quarter of 2010, OREO experienced a net increase of $953,000.

Annualized return on average equity (ROE) for the six months ended June 30, 2010 was 3.80%, compared to 4.21% for the same period in 2009. The decrease in this ratio reflects an increase in capital from the issuance of common and preferred stock, and an increase in retained earnings. Annualized return on average assets (ROA) was 0.48% for the first half of 2010, compared to 0.46% for the same period in 2009. The ROA increase is due to a slight increase in net income and a slight decrease in average assets.

During the six months ended June 30, 2010, the Company recorded a provision for credit losses of $1,600,000, compared to $4,417,000 for the first half of 2009. The period-to-period decrease in provision for credit losses resulted from a decrease in the level of outstanding loans and a decrease in the level of the Company's non-performing loans and our assessment of the overall adequacy of the allowance for credit losses.

At June 30, 2010, the allowance for credit losses stood at $11,468,000, compared to $10,200,000 at December 31, 2009, a net increase of $1,268,000. The allowance for credit losses as a percentage of total loans was 2.45% at June 30, 2010, and 2.22% at December 31, 2009.

During the six months ended June 30, 2010, the Company recorded $332,000 in net loan charge-offs, compared to $3,048,000 for the same period in 2009. The Company also recorded OREO related expenses of $441,000 during the first half of 2010 compared to $16,000 in the first half of 2009.

Total non-performing assets were $18,496,000, or 2.45% of total assets, as of June 30, 2010 compared to $21,838,000 or 2.85% of total assets as of December 31, 2009. Total non-performing assets as of June 30, 2010 consisted of $14,994,000 in non-accrual loans, and $3,502,000 in OREO. Non-accrual loans were 3.20% of total loans at June 30, 2010. This compares to non-accrual loans of $18,959,000 or 4.13% of total loans, OREO of $2,832,000, and other assets of $47,000 at December 31, 2009. The Company believes the allowance for credit losses is adequate to provide for probable losses inherent within the loan portfolio at June 30, 2010.

The following provides a reconciliation of the change in non-accrual loans for the first half of 2010.

                       Additions         Transfers  Returns
              Balances to Non-           to Fore-    to            Balances
(Dollars in   December Accrual    Net     closed   Accrual Charge  June 30,
 thousands)   31, 2009 Loans   Paydowns Collateral Status   Offs     2010
              -------- ------- --------  --------  ------  ------  --------
Commercial and
 industrial   $  3,414 $   780 $   (956) $      -  $ (165) $  (15) $  3,058
Real estate      7,723     578   (1,335)   (1,478)   (126)   (100)    5,262
Real estate
 construction
 and land
 development     7,474      51      (33)   (1,656)      -       -     5,836
Consumer           348      14        -         -       -     (26)      336
Equity loans
 and lines of
 credit              -     509       (7)        -       -       -       502
              -------- ------- --------  --------  ------  ------  --------
Totals        $ 18,959 $ 1,932 $ (2,331) $ (3,134) $ (291) $ (141) $ 14,994
              ======== ======= ========  ========  ======  ======  ========

The following provides a summary of the change in the OREO balance for the six months ended June 30, 2010:

                                                 Six Months
                                               Ended June 30,
(Dollars in thousands)                              2010
                                              ---------------
Balance, December 31, 2009                    $         2,832
Additions                                               3,134
Dispositions                                           (2,181)
Write-downs                                              (283)
                                              ---------------
Balance, June 30, 2010                        $         3,502
                                              ===============

The Company's annualized net interest margin (fully tax equivalent basis) was 5.02% for the six months ended June 30, 2010, compared to 5.37% for the same period in 2009. The 2010 net interest margin decrease in the period-to-period comparison resulted primarily from a decrease in the yield on the Company's investment portfolio partially offset by a decrease in the Company's cost of funds. For the six months ended June 30, 2010, the effective yield on total earning assets decreased 75 basis points to 5.72% compared to 6.47% for the same period in 2009, while the cost of total interest-bearing liabilities decreased 53 basis points to 0.93% compared to 1.46% for the same period in 2009. The effective yield on average investment securities decreased to 4.74% for the six months ended June 30, 2010 compared to 6.88% for the same period in 2009, while the effective yield on average loans decreased to 6.31% from 6.40% over the same periods. The decrease in yield in the Company's investment securities during the first half of 2010 resulted primarily from the purchase of lower yielding investment securities along with higher average balances in Federal funds sold and interest bearing deposits other banks. The cost of total deposits decreased 40 basis points to 0.65% for the six months ended June 30, 2010 compared to 1.05% for the same period in 2009. Net interest income for the six months ended June 30, 2010 was $15,916,000, compared to $17,233,000 for the same period in 2009, a decrease of $1,317,000 or 7.64%. Net interest income decreased as a result of these yield changes combined with a slight decrease in the levels of average earning assets and interest-bearing liabilities.

Total average assets for the six months ended June 30, 2010 were $750,038,000, compared to $753,938,000 for the same period in 2009, a decrease of $3,900,000 or 0.52%. Total average loans were $454,930,000 for the first half of 2010, compared to $488,403,000 for the same period in 2009, representing a decrease of $33,473,000 or 6.85%. Total average investments increased to $224,383,000 for the six months ended June 30, 2010 from $193,255,000 for the same period in 2009, representing an increase of $31,128,000 or 16.11%. Total average deposits decreased $626,000 or 0.10% to $628,782,000 for the six months ended June 30, 2010, compared to $629,408,000 for the same period in 2009. Average interest-bearing deposits increased $6,727,000, or 1.41% and average non-interest bearing demand deposits decreased $7,353,000 or 4.77% for the six months ended June 30, 2010 compared to the same period in 2009. The Company's ratio of average non-interest bearing deposits to total deposits was 23.3% for the six months ended June 30, 2010.

Non-interest income for the six months ended June 30, 2010 decreased $1,058,000, or 33.71% to $2,081,000, compared to $3,139,000 for the same period in 2009, mainly due to an increase in OTTI charges of $700,000 and a $460,000 decrease in net realized gains on sales and calls of investment securities.

Non-interest expense for the six months ended June 30, 2010 increased $377,000, or 2.70% to $14,346,000 compared to $13,969,000 for the same period in 2009, primarily due to increases in OREO expenses of $425,000, legal fees of $125,000, and salaries and employee benefits of $254,000, partially offset by a decrease in regulatory assessments of $404,000. The 2009 period included a $353,000 FDIC one-time special assessment in addition to the recurring assessments.

The Company recorded a provision for income taxes of $255,000 for the six months ended June 30, 2010, compared to $263,000 for the same period in 2009. The effective tax rate for the first half of 2010 was 12.43% compared to 13.24% for the same period in 2009.

Quarter Ended June 30, 2010

For the quarter ended June 30, 2010, the Company reported unaudited consolidated net income of $504,000 and diluted earnings per common share of $0.04, compared to $464,000 and $0.04 per diluted share, for the same period in 2009, and $1,292,000 and $0.13 per diluted share, for the quarter ended March 31, 2010. The slight increase in net income during the second quarter of 2010 compared to the same period in 2009 is primarily due to decreases in the provision for credit losses and in our FDIC insurance assessments, partially offset by decreases in net interest income and non-interest income.

Annualized return on average equity for the second quarter of 2010 was 2.11%, compared to 2.28% for the same period of 2009. This decrease is reflective of an increase in net income offset by an increase in capital. Annualized return on average assets was 0.27% for the second quarter of 2010 compared to 0.25% for the same period in 2009. This increase is due to an increase in net income and a decrease in average assets.

In comparing the second quarter of 2010 to the second quarter of 2009, average total loans decreased $34,649,000, or 7.07%. During the second quarter of 2010, the Company recorded a $1,000,000 provision for credit losses, compared to $2,500,000 for the same period in 2009. The decrease in 2010 is principally due to a decrease in our total nonperforming loans, a decrease in the level of outstanding loans and our assessment of the overall adequacy of the allowance for credit losses. During the second quarter of 2010, the Company recorded $127,000 in net loan charge-offs compared to $1,574,000 for the same period in 2009. The net charge-off ratio, which reflects annualized net charge-offs to average loans, was 0.11% for the quarter ended June 30, 2010 compared to 1.28% for the quarter ended June 30, 2009.

The following provides a reconciliation of the change in non-accrual loans for the quarter ended June 30, 2010.

                       Additions         Transfers  Returns
              Balances to Non-           to Fore-    to            Balances
(Dollars in    March   Accrual    Net     closed   Accrual Charge  June 30,
 thousands)   31, 2010  Loans  Paydowns Collateral Status   Offs     2010
              -------- ------- --------  --------  ------  ------  --------
Commercial and
 industrial   $  2,951 $   688 $  (581) $      -  $     -  $    -  $  3,058
Real estate      6,773     395    (202)   (1,478)    (126)   (100)    5,262
Real estate
 construction
 and land
 development     7,474      51     (33)   (1,656)       -       -     5,836
Consumer           348      14       -         -        -     (26)      336
Equity loans
 and lines of
 credit            507       1      (6)        -        -       -       502
              -------- ------- -------   -------   ------  ------  --------
Totals        $ 18,053 $ 1,149 $  (822)  $(3,134)  $ (126) $ (126) $ 14,994
              ======== ======= =======   =======   ======  ======  ========

The following provides a summary of the change in the OREO balance for the quarter ended June 30, 2010:

                                              Three Months
                                              Ended June 30,
(Dollars in thousands)                            2010
                                              -------------
Balance, March 31, 2010                       $       2,549
Additions                                             3,134
Dispositions                                         (2,181)
Write-downs                                               -
                                              -------------
Balance, June 30, 2010                        $       3,502
                                              =============

Average total deposits for the second quarter of 2010 increased $3,102,000 or 0.50% to $620,224,000 compared to $617,122,000 for the same period of 2009.

The Company's net interest margin (fully tax equivalent basis) decreased 45 basis points to 5.06% for the three months ended June 30, 2010, from 5.51% for the three months ended June 30, 2009. Net interest income, before provision for credit losses, decreased $818,000 or 9.35% to $7,930,000 for the second quarter of 2010, compared to $8,748,000 for the same period in 2009. The decreases in net interest margin and in net interest income are primarily due to a decrease in the yield and average balance of interest-earning assets, partially offset by a decrease in the rate on average interest-bearing liabilities. Over the same periods, the cost of total deposits decreased 34 basis points to 0.64% compared to 0.97% in 2009.

Non-interest income decreased $654,000 or 46.68% to $747,000 for the second quarter of 2010 compared to $1,401,000 for the same period in 2009, driven primarily by an increase in net other-than-temporary impairment loss on investment securities of $700,000. Non-interest expense increased $13,000 or 0.18% for the same periods mainly due to increases in salaries, OREO, and legal expenses, partially offset by decreases in FDIC insurance assessments and data processing expenses.

"We are pleased to report an improvement in the reduction and direction of non-performing assets and a reduction in charge-offs from prior periods. However, we have chosen to increase the Allowance for Credit Losses as there continues to be uncertainty in the overall economy and potential impact on our customers that could affect the Bank as we work though this economic cycle," stated Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.

"While net earnings have increased from similar quarters in 2009, the earnings are still well below our target and expectations. The charge to earnings in the current quarter of $700,000 related to our investment portfolio, the addition of $1,600,000 to the provision for credit losses and the reduction of average loans were significant reasons for the impact to earnings. However, the reduction in net charge-offs, a strong net interest margin and non-interest cost control were beneficial," concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank currently operates 16 offices in Clovis, Fresno, Kerman, Lodi, Madera, Oakhurst, Prather, Merced, Sacramento, Stockton, Tracy, and a loan production office in Modesto, California. Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Investment services are provided by Investment Centers of America and insurance services are offered through Central Valley Community Insurance Services LLC. Members of Central Valley Community Bancorp's and the Bank's Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers (Director Emeritus), William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

Forward-looking Statements -- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained herein that are not historical facts, such as statements regarding the Company's current business strategy and the Company's plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company's results of operations, the Company's ability to continue its internal growth at historical rates, the Company's ability to maintain its net interest margin, and the quality of the Company's earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

                     CENTRAL VALLEY COMMUNITY BANCORP
                        CONSOLIDATED BALANCE SHEETS
                               (Unaudited)

                                                    June 30,   December 31,
                                                  ------------ -----------
(In thousands, except share amounts)                  2010         2009
                                                  ------------ -----------

ASSETS
Cash and due from banks                           $     16,171 $    13,857
Interest-bearing balances in other banks                27,243      34,544
Federal funds sold                                         750         279
                                                  ------------ -----------
    Total cash and cash equivalents                     44,164      48,680
Available-for-sale investment securities
 (Amortized cost of $185,618 at June 30, 2010 and
 $199,744 at December 31, 2009)                        186,436     197,319
Loans, less allowance for credit losses of
 $11,468 at June 30, 2010 and $10,200 at December
 31, 2009                                              457,184     449,007
Bank premises and equipment, net                         6,038       6,525
Other real estate owned                                  3,502       2,832
Bank owned life insurance                               11,193      10,998
Federal Home Loan Bank stock                             3,050       3,140
Goodwill                                                23,577      23,577
Core deposit intangibles                                 1,405       1,612
Accrued interest receivable and other assets            19,440      21,798
                                                  ------------ -----------
      Total assets                                $    755,989 $   765,488
                                                  ============ ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
  Non-interest bearing                            $    143,556 $   159,630
  Interest bearing                                     487,753     480,537
                                                  ------------ -----------
    Total deposits                                     631,309     640,167
Short-term borrowings                                   10,000       5,000
Long-term debt                                           4,000      14,000
Junior subordinated deferrable interest
 debentures                                              5,155       5,155
Accrued interest payable and other liabilities          10,074       9,943
                                                  ------------ -----------
    Total liabilities                                  660,538     674,265
                                                  ------------ -----------

Commitments and contingencies

Shareholders' equity:
    Preferred stock, no par value, $1,000 per share
     liquidation preference; 10,000,000 authorized;
    Series A, no par value, 7,000 issued and
     outstanding                                         6,841       6,819
    Series B, no par value, none issued and
     outstanding                                             -       1,317
  Common stock, no par value; 80,000,000
   authorized; issued and outstanding 9,362,016 at
   June 30, 2010 and 8,949,754 at December 31, 2009     39,590      37,611
  Retained earnings                                     48,530      46,931
  Accumulated other comprehensive income (loss),
   net of tax                                              490      (1,455)
                                                  ------------ -----------
    Total shareholders' equity                          95,451      91,223
                                                  ------------ -----------
      Total liabilities and shareholders' equity  $    755,989 $   765,488
                                                  ============ ===========

                     CENTRAL VALLEY COMMUNITY BANCORP
                     CONSOLIDATED STATEMENTS OF INCOME
                               (Unaudited)

                                                       For the Six Months
                                                         Ended June 30,
                                                      ---------------------
(In thousands, except earnings per share amounts)       2010       2009
                                                      ---------  ----------
INTEREST INCOME:
  Interest and fees on loans                          $  13,705  $   15,055
  Interest on Federal funds sold                              1          14
  Interest and dividends on investment securities:
    Taxable                                               3,017       4,339
    Exempt from Federal income taxes                      1,516       1,513
      Total interest income                              18,239      20,921
                                                      ---------  ----------
INTEREST EXPENSE:
  Interest on deposits                                    2,036       3,281
  Interest on junior subordinated deferrable interest
   debentures                                                48          77
  Other                                                     239         330
      Total interest expense                              2,323       3,688
                                                      ---------  ----------
      Net interest income before provision for credit
       losses                                            15,916      17,233
PROVISION FOR CREDIT LOSSES                               1,600       4,417
      Net interest income after provision for credit
       losses                                            14,316      12,816
                                                      ---------  ----------
NON-INTEREST INCOME:
  Service charges                                         1,724       1,678
  Appreciation in cash surrender value of bank owned
   life insurance                                           195         195
  Loan placement fees                                       104         121
  Net realized gains on sales and calls of investment
   securities                                                51         511
  Total other-than-temporary impairment loss on
   investment securities                                 (3,768)          -
    Portion of losses recognized in other
     comprehensive income                                 3,068           -
                                                      ---------  ----------
    Net other-than-temporary impairment loss on
     investment securities                                 (700)          -
  Federal Home Loan Bank dividends                            4           -
  Gain on sale and disposal of equipment                      5           -
  Other income                                              698         634
                                                      ---------  ----------
      Total non-interest income                           2,081       3,139
                                                      ---------  ----------
NON-INTEREST EXPENSES:
  Salaries and employee benefits                          7,584       7,330
  Occupancy and equipment                                 1,914       1,889
  Regulatory assessments                                    606       1,010
  Data processing expense                                   563         646
  Advertising                                               375         369
  Audit and accounting fees                                 228         228
  Legal fees                                                289         164
  Other real estate owned                                   441          16
  Amortization of core deposit intangibles                  207         207
  Other expense                                           2,139       2,110
      Total non-interest expenses                        14,346      13,969
                                                      ---------  ----------
      Income before provision for income taxes            2,051       1,986
PROVISION FOR INCOME TAXES                                  255         263
                                                      ---------  ----------
      Net income                                      $   1,796  $    1,723
                                                      =========  ==========

Net income                                            $   1,796  $    1,723
Preferred stock dividends and accretion                     198         184
                                                      ---------  ----------
      Net income available to common shareholders     $   1,598  $    1,539
                                                      =========  ==========
Net income per common share:
  Basic earnings per share                            $    0.18  $     0.20
  Weighted average common shares used in basic
   computation                                        9,051,168   7,647,128
                                                      =========  ==========
  Diluted earnings per share                          $    0.17  $     0.20
  Weighted average common shares used in diluted
   computation                                        9,148,724   7,765,519
                                                      =========  ==========

                     CENTRAL VALLEY COMMUNITY BANCORP
               CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                               (Unaudited)

For the three months    Jun. 30,  Mar. 31,   Dec. 31,   Sep. 30,   Jun. 30,
 ended                    2010      2010       2009       2009       2009
                       --------- ---------- ---------  ---------  ---------
(In thousands, except
 share and per share
 amounts)
Net interest income    $   7,930 $    7,986 $   8,220  $   8,654  $   8,748
Provision for credit
 losses                    1,000        600     2,864      3,233      2,500
                       --------- ---------- ---------  ---------  ---------

  Net interest income
   after provision for
   credit losses           6,930      7,386     5,356      5,421      6,248
Total non-interest
 income                      747      1,334     1,103      1,608      1,401
Total non-interest
 expense                   7,142      7,204     6,616      6,946      7,129
Provision for (benefit
 from) income taxes           31        224      (643)      (296)        56
                       --------- ---------- ---------  ---------  ---------
Net income             $     504 $    1,292 $     486  $     379  $     464
                       ========= ========== =========  =========  =========
Net income available
 to common
 shareholders          $     405 $    1,193 $     416  $     268  $     329
                       ========= ========== =========  =========  =========
Basic earnings per
 share                 $    0.04 $     0.13 $    0.05  $    0.04  $    0.04
                       ========= ========== =========  =========  =========

  Weighted average
   shares used in basic
   computation         9,131,753  8,969,687 7,782,841  7,664,802  7,651,918
                       ========= ========== =========  =========  =========
  Diluted earnings per
   share               $    0.04 $     0.13 $    0.05  $    0.03  $    0.04
                       ========= ========== =========  =========  =========

  Weighted average
   shares used in
   diluted computation 9,210,838  9,082,070 7,900,679  7,781,789  7,760,014
                       ========= ========== =========  =========  =========

                     CENTRAL VALLEY COMMUNITY BANCORP
                             SELECTED RATIOS
                               (Unaudited)

As of and for the three   Jun. 30,  Mar. 31,  Dec. 31,  Sep. 30,  Jun. 30,
 months ended               2010      2010      2009      2009      2009
                          --------  --------  --------  --------  --------
(Dollars in thousands,
 except per share
 amounts)

Allowance for credit
 losses to total loans        2.45%     2.34%     2.22%     2.09%     1.75%
Nonperforming loans to
 total loans                  3.20%     3.99%     4.13%     2.46%     2.95%
Total nonperforming
 assets                   $ 18,496  $ 20,646  $ 21,838  $ 15,002  $ 17,171
Net loan charge offs      $    127  $    205  $  2,691  $  1,798  $  1,574
Net charge offs to
 average loans                0.11%     0.18%     2.31%     1.48%     1.28%
Book value per share      $   9.46  $   9.47  $   9.28  $  10.28  $   9.68
Tangible book value per
 share                    $   6.80  $   6.71  $   6.47  $   6.96  $   6.34
Tangible common equity    $ 63,628  $ 60,928  $ 57,898  $ 53,332  $ 48,583
Net interest margin
 (calculated on a fully
 tax equivalent basis)(1)     5.06%     4.98%     5.09%     5.43%     5.51%
Return on average assets(2)   0.27%     0.68%     0.26%     0.20%     0.25%
Return on average equity(2)   2.11%     5.53%     2.24%     1.86%     2.28%
Tier 1 leverage - Bancorp     9.94%     9.59%     9.30%     8.64%     8.82%
Tier 1 leverage - Bank        9.80%     9.44%     9.20%     8.49%     8.43%
Tier 1 risk-based capital
 - Bancorp                   12.96%    12.91%    12.28%    10.76%    10.54%
Tier 1 risk-based capital
 - Bank                      12.77%    12.68%    12.12%    10.58%    10.08%
Total risk-based capital
 - Bancorp                   14.24%    14.17%    13.54%    12.02%    11.79%
Total risk based capital
 - Bank                      14.05%    13.94%    13.38%    11.84%    11.33%

(1)  Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(2)  Computed by annualizing quarterly net income

                     CENTRAL VALLEY COMMUNITY BANCORP
                        AVERAGE BALANCES AND RATES
                               (Unaudited)

                                For the Three Months   For the Six Months
AVERAGE AMOUNTS                    Ended June 30,        Ended June 30,
                                --------------------  --------------------
(Dollars in thousands)            2010       2009       2010       2009
                                ---------  ---------  ---------  ---------
Federal funds sold              $     937  $   4,831  $     898  $  10,136
Interest-bearing deposits in
 other banks                       24,390      2,341     30,694      1,196
Investments                       189,336    177,901    192,791    181,923
Loans (1)                         439,988    476,924    437,768    474,456
Federal Home Loan Bank stock        3,097      3,140      3,118      3,140
                                ---------  ---------  ---------  ---------
Earning assets                    657,748    665,137    665,269    670,851

Allowance for credit losses       (10,596)    (8,005)   (10,601)    (7,665)
Non-accrual loans                  15,628     13,341     17,162     13,947
Other real estate owned             2,790      2,550      2,808      2,038
Other non-earning assets           75,699     71,342     75,400     74,767
                                ---------  ---------  ---------  ---------
Total assets                    $ 741,269  $ 744,365  $ 750,038  $ 753,938
                                =========  =========  =========  =========

Interest bearing deposits       $ 476,902  $ 469,334  $ 482,140  $ 475,413
Other borrowings                   19,155     37,201     20,122     35,528
                                ---------  ---------  ---------  ---------
Total interest-bearing
 liabilities                      496,057    506,535    502,262    510,941
Non-interest bearing demand
 deposits                         143,322    147,788    146,642    153,995
Non-interest bearing
 liabilities                        6,378      8,505      6,712      7,183
                                ---------  ---------  ---------  ---------
Total liabilities                 645,757    662,828    655,616    672,119
                                ---------  ---------  ---------  ---------
Total equity                       95,512     81,537     94,422     81,819
                                ---------  ---------  ---------  ---------
Total liabilities and equity    $ 741,269  $ 744,365  $ 750,038  $ 753,938
                                =========  =========  =========  =========

AVERAGE RATES

Federal funds sold                   0.25%      0.25%      0.22%      0.28%
Interest-bearing deposits in
 other banks                         0.25%      0.84%      0.25%      0.84%
Investments                          4.69%      7.24%      5.47%      7.28%
Loans                                6.31%      6.32%      6.31%      6.40%
Earning assets                       5.74%      6.54%      5.72%      6.47%
Interest bearing deposits            0.83%      1.28%      0.85%      1.39%
Other borrowings                     2.89%      2.21%      2.88%      2.31%
Total interest-bearing
 liabilities                         0.91%      1.35%      0.93%      1.46%
Net interest margin (calculated
on a fully tax equivalent
 basis)                              5.06%      5.51%      5.02%      5.37%

(1) Average loans do not include non-accrual loans.

Contact:
Debbie Nalchajian-Cohen
559-222-1322